Exhibit 10.1

    November 1, 2022

By Hand

[Name of Executive
Title of Executive]1
2 W. Washington St. Suite 700
Greenville, South Carolina 29601

    Re: Termination of Change in Control Severance Agreement

Dear [Name of Executive]:

United Community Banks, Inc. (the “Company”) is undergoing a review of its executive compensation arrangements. In connection therewith, the Company desires to terminate the United Community Banks, Inc. Change in Control Severance Agreement, dated [•]2 (the “CIC Agreement”) by and between you and the Company. Accordingly, pursuant to Section 1 of the CIC Agreement, you and the Company agree that the CIC Agreement shall be terminated effective as of November 1, 2022. You acknowledge and further agree that the termination of the CIC Agreement does not constitute a termination of your employment or serve as the basis for a claim for termination by you for “good reason” (or any similar term) under any employment or compensation arrangement with the Company, including the CIC Agreement, any equity award (including any restricted stock unit award, performance-based restricted stock award or stock option award) or any other employment or compensation arrangement.

Please read this letter agreement carefully. If you are in agreement with the terms of this letter agreement, please then sign and return this letter agreement to [•].

Sincerely,

[Melinda Davis Lux
                            Executive Vice President, General Counsel and
Corporate Secretary]3

Executive Acceptance

I agree to the termination of the CIC Agreement and the other terms of this letter agreement.

_________________________
[Name of Executive]
1 H. Lynn Harton, President & Chief Executive Officer; Jefferson L. Harralson, Chief Financial Officer; Richard W. Bradshaw, Executive Vice President & Chief Banking Officer; Robert A. Edwards, Executive Vice President & Chief Risk Officer; Melinda Davis Lux, Executive Vice President, General Counsel and Corporate Secretary; Mark A. Terry, Chief Information Officer; and Holly N. Berry, Chief Human Resources Officer
2 Insert date of CIC Agreement
3 Signature by H. Lynn Harton for letter to Melinda Davis Lux